EXHIBIT 10.13

                                    FORM OF
                       EXECUTIVE SURVIVOR INCOME AGREEMENT

         THIS EXECUTIVE SURVIVOR INCOME AGREEMENT is made this _____ day of April, 2003; by and between The Fauquier Bank, a Virginia banking corporation with its main office in Warrenton, VA (the Bank), and _________________ (the Executive).

         WHEREAS, to encourage the Executive to remain an employee of the Bank, the Bank is willing to provide benefits to the Executive's beneficiary(ies) (i) if the Executive dies prior to terminating employment, or (ii) if the Executive dies after Termination of Employment provided the Executive terminated employment due to Disability, Change in Control, or attaining Early Retirement Age or Normal Retirement Age. The Bank will pay the benefits from its general assets, but only so long as one of its general assets is a life insurance policy on the Executive's life.

                                    AGREEMENT


         The Executive and the Bank agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

         Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

         1.1 Change in Control means the occurrence of any one of the following events:

                       (a) an event of a nature that results in an acquisition of control of The Fauquier Bank (the Company) within the meaning of the Change in Bank Control Act and applicable regulations thereunder (or any successor statute or regulation),

                       (b) an event with respect to the Company that would be required to be reported in response to Item 1 of the Current Report on Form 8-K, as in effect on the date of this Agreement, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the Exchange Act),

                       (c) any person (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company or the Bank representing 25% or more of the combined voting power of the Company or the Bank's outstanding securities,

                       (d) individuals who are members of the Board of Directors of the Company as of the date of this Agreement (the Incumbent Board) cease for any reason to constitute as least a majority thereof, provided that any person becoming a director subsequent to the date of this Agreement whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the nominating committee serving under the Incumbent Board, shall be considered a member of the Incumbent Board,

                       (e) consummation of a reorganization, merger, consolidation or similar transaction in which the Company is not the resulting entity,

                       (f) consummation of a reorganization, merger, consolidation or similar transaction in which the Company is the resulting entity and at the completion of which the stockholders of the Company who were stockholders of the Company immediately prior to the



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                       transaction hold less than 60% of the outstanding stock
                       of the Company immediately after consummation of the transaction, or

                       (g) a sale of all or substantially all of the assets of the Company or a transaction or related transactions at the conclusion of which all or substantially all of the assets of the Bank (i) are not directly or indirectly held by the Company or (ii) are directly or indirectly held by the Company but the stockholders of the Company immediately prior to the transaction or related transactions hold less than 60% of the outstanding stock of the Company immediately after the transaction or related transactions; provided that the term Change in Control shall not include an acquisition of securities by an employee benefit plan of the Company or any of its subsidiaries. In the application of regulations under the Change in Bank Control Act to a determination of a Change in Control under this Agreement, determinations to be made by the applicable federal banking regulator under such regulations shall be made by the Board of Directors.

         1.2 Disability means the Executive suffers a sickness, accident, or injury which has been determined by the carrier of any individual or group disability insurance policy covering the Executive, or by the Social Security Administration, to be a disability rendering the Executive totally and permanently disabled. The Executive must submit proof to the Bank of the carrier's or the Social Security Administration's determination upon the request of the Bank.

         1.3 Early Retirement Age means the Executive's 55th birthday, provided the Executive has at least 10 Years of Service with the Bank on that date. If the Executive does not have 10 years of service with the Bank by the date of his 55th birthday, the Executive's Early Retirement Age means the date on which the Executive has 10 years of service with the Bank, provided such 10 Years of Service occurs before the Executive's Normal Retirement Age.

         1.4 Good Reason means the occurrence of any of the events or conditions described in clauses (a) through (e) hereof without the Executive's express written consent B

         (a)      a material reduction in Executive's title or responsibilities;

         (b) a reduction in base salary as in effect on the date of a Change in Control;

         (c) relocation of the Bank's principal executive offices, or requiring the Executive to change his principal work location, to any location that is more than 15 miles from the location of the Bank's principal executive offices on the date of this Agreement;

         (d) the failure by the Bank to continue to provide the Executive with compensation and benefits substantially similar to those provided to him under any of the employee benefit plans in which the Executive becomes a participant, or the taking of any action by the Bank which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by him at the time of the Change in Control; or

         (e) the failure of the Bank to obtain a satisfactory agreement from any successor or assignee of the Bank to assume and agree to perform this Agreement.

         1.5      "Normal Retirement Age" means the Executive's 65th birthday.

         1.6 "Normal Retirement Date" means the later of the Normal Retirement Age or Termination of Employment.

         1.7 Termination for Cause means the definition of termination for cause specified in any employment agreement existing on the date hereof or hereafter entered into between the Executive and the


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                  Bank. If the Executive is not a party to an employment
                  agreement containing a definition of termination for cause, Termination for Cause means the Bank has terminated the Executive's employment for any of the following reasons:

         (a)      Gross negligence or gross neglect of duties;

         (b) Commission of a felony or of a gross misdemeanor involving moral turpitude; or

         (c) Fraud, disloyalty, or willful violation of any law or significant Bank policy committed in connection with the Executive's employment and resulting in an adverse effect on the Bank.

         1.8 Termination of Employment with the Bank means that the Executive shall have ceased to be employed by the Bank for any reason whatsoever, excepting a leave of absence approved by the Bank. For purposes of this Agreement, if there is a dispute over the employment status of the Executive or the date of termination of the Executive's employment, the Bank shall have the sole and absolute right to decide the dispute, unless a Change in Control shall have occurred.

         1.9 Years of Service means the total number of twelve-month periods during which the Executive serves as an employee of the Bank.

                                    ARTICLE 2
                             ENTITLEMENT TO BENEFIT

         2.1 Pre-Termination of Employment Survivor Income Benefit. If the Executive dies in active service to the Bank, the Bank shall pay to the Executive's designated beneficiary in a single lump sum the survivor income benefit described in Section 2.6.1.

         2.2 Disability Benefit. If the Executive terminates employment due to Disability, the Bank shall pay to the Executive's designated beneficiary in a single lump sum the survivor income benefit described in Section 2.6.2 following the Executive's death.

         2.3 Change in Control Benefit. If the Executive's employment with the Bank terminates involuntarily within 24 months after a Change in Control (excepting Termination for Cause) or in the event the Executive terminates employment voluntarily for Good Reason within 24 months after such Change in Control, the Bank shall pay the Executive's designated beneficiary the survivor income benefit described in Section 2.6.2 following the Executive's death.

         2.4 Early Retirement Benefit. If the Executive terminates employment on or after Early Retirement Age, the Bank shall pay to the Executive's designated beneficiary in a single lump sum the survivor income benefit described in Section 2.6.2. following the Executive's death.

         2.5 Normal Retirement Benefit. If the Executive terminates employment on or after Normal Retirement Age, the Bank shall pay to the Executive's designated beneficiary in a single lump sum the survivor income benefit described in Section 2.6.2 following the Executive's death.

         2.6 Amount of Benefits. The Bank shall pay one of the following benefits to the Executive's beneficiary in a single lump sum within 90 days following submission of a proof of a claim substantiating the Executive's death.

         2.6.1 Pre-Retirement Death Benefit. If the Executive was employed by the Bank at the time of death, the death benefit shall be $50,000.

         2.6.2 Post-Retirement Death Benefit. If the Executive was no longer employed by the Bank at the time of death but had terminated employment


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                  o   due to Disability,

                  o involuntarily within two years after Change in Control (excepting Termination for Cause), or in the event the Executive had terminated employment voluntarily for Good Reason within two years of such Change in Control,

                  o   on or after Early Retirement Age, or

                  o   on or after Normal Retirement Age,

                  the death benefit shall be $50,000.


                                    ARTICLE 3
                                  BENEFICIARIES

         3.1 Beneficiary Designations. The Executive shall designate a beneficiary by filing a written designation with the Bank. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's estate.

         3.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Bank may pay such benefit to the guardian, legal representative, or person having the care or custody of such minor, incompetent person or incapable person. The Bank may require proof of incompetence, minority, or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Bank from all liability with respect to such benefit.

                                    ARTICLE 4
                               GENERAL LIMITATIONS

         4.1 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not pay any benefit under this Agreement if Termination of Employment is due to the Executive's actions resulting in Termination for Cause.

         4.2 Suicide or Misstatement. The Bank shall not pay any benefit under this Agreement if the Executive commits suicide within three years after the date of this Agreement. In addition, the Bank shall not pay any benefit under this Agreement if the Executive has made any material misstatement of fact on any application or resume provided to the Bank, or on any application for any benefits provided by the Bank to the Executive.

         4.3 Removal. If the Executive is removed from office or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or
                  (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. 1818(e)(4) or (g)(l), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order.

         4.4 Default. If the Bank is in default (as defined in Section 3(x)(l) of the Federal Deposit Insurance Act), all obligations under this Agreement shall terminate as of the date of default, but vested rights of the contracting parties shall not be affected.

         4.5 FDIC Open-Bank Assistance. All obligations under this Agreement will be terminated, except to the extent determined that continuation of the Agreement is necessary for the continued operation of the Bank, by the Director of the Office of Thrift Supervision or his or her designee, at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance


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                  Act 12 U.S.C 1823(c). Any rights of the parties that have
                  already vested, however, shall not be adversely affected by such action.

         4.6 Termination of Participation. The Executive's rights under this Agreement shall cease if the Executive's employment with the Bank is terminated prior to the Early Retirement Age, except as provided in section 2.2 (termination because of Disability) or section 2.3 (termination within 24 months after a Change in Control).

                                    ARTICLE 5
                          CLAIMS AND REVIEW PROCEDURES

         5.1 Claims Procedure. A participant or beneficiary (claimant) who has not received benefits under the Agreement that her or she believes should be paid shall make a claim for such benefits as follows:

         5.1.1 Initiation: Written Claim. The claimant initiates a claim by submitting to the Bank a written claim for the benefits.

         5.1.2 Timing of Bank Response. The Bank shall respond to such claimant within 90 days after receiving the claim. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

         5.1.3 Notice of Decision. If the Bank denies part or all of the claim, the Bank shall notify the claimant in writing of such denial. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                  (a) The specific reasons for the denial;

                  (b) A reference to the specified provisions of the Agreement on which the denial is based;

                  (c) A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed;

                  (d) An explanation of the Agreement's review procedures and the time limits applicable to such procedures; and

                  (e) A statement of the claimant's right to bring a civil action under ERISA (Employee Retirement Income Security Act)
                  Section 502(a) following an adverse benefit determination on review.

         5.2 Review Procedure. If the Bank denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Bank of the denial, as follows:

         5.2.1 Initiation: Written Request. To initiate the review, the claimant, within 60 days after receiving the Bank's notice of denial, must file with the Bank a written request for review.

         5.2.2 Additional Submissions: Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Bank shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

         5.2.3 Considerations on Review. In considering the review, the Bank shall take into account all materials and information the claimant submits relating to the claim, without regard to whether


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                  such information was submitted or considered in the initial benefit determination.

         5.2.4 Timing of Bank Response. The Bank shall respond in writing to such claimant within 60 days after receiving the request for review. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

         5.2.5 Notice of Decision. The Bank shall notify the claimant in writing of its decision on review. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall be set forth:

                  (a) The specific reasons for the denial;

                  (b) A reference to the specific provisions of the Agreement on which the denial is based;

                  (c) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits; and

                  (d) A statement of the claimant's right to bring a civil action under ERISA Section 502(a).

                                    ARTICLE 6
                                  MISCELLANEOUS

         6.1 Amendments and Termination. The Bank may amend or terminate this Agreement at any time if, pursuant to legislative, judicial, or regulatory action, continuation of the Agreement would (i) cause benefits to be taxable to the Executive prior to actual receipt, or (ii) result in significant financial penalties or other significantly detrimental ramifications to the Bank (other than the financial impact of paying the benefits).

         6.2 Binding Effect. This Agreement shall bind the Executive and the Bank and their beneficiaries, survivors, executors, administrators and transferees.

         6.3 No Guarantee of Employment. This Agreement is not a contract for employment. It does not give the Executive the right to remain an employee of the Bank, nor does it interfere with the Bank's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

         6.4 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

         6.5 Successors; Binding Agreement. By an assumption agreement in form and substance satisfactory to the Executive, the Bank will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Bank to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform this Agreement if no such succession had occurred. The Bank's failure to obtain such an assumption agreement before the succession becomes effective shall be considered a breach of this Agreement and shall entitle the Executive to the Change-in-Control benefit specified in
                  Section 2.3.

         6.6 Tax Withholding. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

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         6.7      Applicable Law. Except to the extent preempted by the laws of the United States of America, the validity, interpretation, construction, and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Virginia, without giving effect to the principles of conflict of laws of such state.

         6.8 Unfunded Arrangement. The Executive's beneficiary(ies) are general unsecured creditors of the Bank for the payment of benefits under this Agreement. The benefits represent the mere promise by the Bank to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Bank of which the Executive and the Executive's beneficiary(ies) have no preferred or secured claim.

         6.9 Entire Agreement. This Agreement constitutes the entire agreement between the Bank and the Executive as to the subject matter hereof. No rights are granted to the Executive's beneficiary by virtue of this Agreement other than those specifically set forth herein.

         6.10 Administration. The Bank shall have all powers which are necessary to administer this Agreement, including but not limited to:

                  (a) Interpreting the provisions of the Agreement;

                  (b) Establishing and revising the method of accounting for the Agreement;

                  (c) Maintaining a record of benefit payments; and

                  (d) Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

         6.11 Named Fiduciary. For purposes of the Employee Retirement Income Security Act of 1974, if applicable, the Bank shall be the named fiduciary and plan administrator under this Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

         6.12 Severability. If for any reason any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall, to the full extent consistent with the law, continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the remainder of such provision not held so invalid and the remainder of such provision, together with all other provisions of this Agreement shall, to the full extent consistent with the law, continue in full force an effect.

         6.13 Headings. The headings of Sections herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement.

         6.14 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice.

                  (a)    If to the Bank, to:
                         Board of Directors
                         The Fauquier Bank
                         10 Courthouse Square
                         Warrenton, VA 20186



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                  (b) If to the Executive, to:

                      -----------------------------------------

                      -----------------------------------------

                      -----------------------------------------

                  and to such other or additional person or persons as either party shall have designated to the other party in writing by like notice.

      IN WITNESS WHEREOF, the Executive and a duly authorized Bank officer have signed this Agreement.

EXECUTIVE:                                     BANK:

                                               THE FAUQUIER BANK

By                                               By:
   -------------------------------                   ---------------------------

[Name of Executive]


   -------------------------------               -------------------------------
[Title]

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                             BENEFICIARY DESIGNATION

                                THE FAUQUIER BANK
                       EXECUTIVE SURVIVOR INCOME AGREEMENT

I designate the following as beneficiary of benefits under this Agreement payable following my death:

Primary:
________________________________________________________________________________

Address:________________________________________________________________________

________________________________________________________________________________

Contingent:_____________________________________________________________________

________________________________________________________________________________

Address:________________________________________________________________________

________________________________________________________________________________

NOTE: TO NAME A TRUST AS BENEFICIARY, PLEASE PROVIDE THE NAME OF THE TRUSTEE(S)
      AND THE EXACT NAME AND DATE OF THE TRUST AGREEMENT.

   I understand that I may change these beneficiary designations by filing a new written designation with the Bank. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

Signature
          ----------------------------

Date
     ---------------------------------

Received by the Bank this ___ day of __________, 2003.

By
   -----------------------------------

Title
      --------------------------------



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